Exhibit 16.1


                       [Moores Rowland Mazars letterhead]

Our Ref.: MS/RD/CS/C721/ABA1/ih

October 14, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C 20549
USA

Re:  China Granite Corporation
     File No. 000-30516

We have read Item 4.01 of the Form 8-K of China Granite Corporation dated October 14, 2004, and agree with the statements concerning our firm contained therein.

Yours faithfully,

/s/ Moores Rowland Mazars


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